Exhibit 4.1

EXECUTION VERSION

SECOND AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT AND REVOLVING CREDIT FACILITY INCREASE AGREEMENT

Dated as of April 3, 2024

among

OSHKOSH CORPORATION,

as the Company,

THE INCREASE LENDERS,

and

BANK OF AMERICA, N.A.,

as the Agent

BOFA SECURITIES, INC.,

JPMORGAN CHASE BANK, N.A.,

PNC CApital Markets LLC,

and

U.S. BANK NATIONAL ASSOCIATION,

as Joint Lead Arrangers and Joint Bookrunners

SECOND AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT AND REVOLVING CREDIT FACILITY INCREASE AGREEMENT

THIS SECOND AMENDMENT TO THIRD AMENDED AND RESTATED CREDIT AGREEMENT AND REVOLVING CREDIT FACILITY INCREASE AGREEMENT (this “Agreement”) is entered into as of April 3, 2024 (the “Second Amendment Effective Date”) among OSHKOSH CORPORATION, a Wisconsin corporation (the “Company”), the Increase Lenders (as defined below), and BANK OF AMERICA, N.A., in its capacity as the Agent. All capitalized terms used herein and not otherwise defined herein shall have the meanings given to such terms in the Existing Credit Agreement (as defined below) or the Existing Credit Agreement, as amended by this Agreement (the “Amended Credit Agreement”), as applicable.

RECITALS

WHEREAS, the Company, the Subsidiary Borrowers from time to time party thereto, the Lenders from time to time party thereto, Bank of America, N.A., as the Agent, an Issuer, and a Swing Line Lender, the other Issuers from time to time party thereto, and the other Swing Line Lender from time to time party thereto, entered into that certain Third Amended and Restated Credit Agreement, dated as of March 23, 2022 (as amended, restated, amended and restated, supplemented, extended, replaced or otherwise modified from time to time prior to the Second Amendment Effective Date, the “Existing Credit Agreement”);

WHEREAS, the Company has requested an increase in the Revolving Credit Facility in the amount of $450,000,000 pursuant to Section 2.20 of the Existing Credit Agreement (the “Increase”);

WHEREAS, in connection with the Increase, each Person identified in the table set forth in Section 1(a) (each, an “Increase Lender” and collectively, the “Increase Lenders”) is willing to increase its existing Revolving Commitment by the amount set forth opposite such Increase Lender’s name in the table set forth in Section 1(a), subject to the terms and conditions set forth in this Agreement;

WHEREAS, pursuant to Section 4.08(b) of the Existing Credit Agreement, the Agent has determined that syndicated loans currently being executed and agented in the United States are being executed or amended to incorporate or adopt a new benchmark interest rate to replace CDOR for loans denominated in Canadian Dollars; and

WHEREAS, (a) in reliance on Section 2.20(d) of the Existing Credit Agreement, the parties hereto desire to amend the Existing Credit Agreement as set forth in Section 1(c) to evidence the Increase, (b) pursuant to Section 4.08(b), the Company and the Agent desire to amend the Existing Credit Agreement for the purposes of replacing CDOR for Revolving Loans denominated in Canadian Dollars with an alternative benchmark rate in accordance with Section 4.08(b) of the Existing Credit Agreement, as set forth in Section 2, and (c) in reliance on clause (T) of the final proviso set forth in Section 11.01 of the Existing Credit Agreement, the Agent (in consultation with the Company) desires to amend the definition of “U.S. Government Securities Business Day” set forth in Section 1.01 of the Existing Credit Agreement, as set forth in Section 3, in each case, subject to the terms and conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.            Increase in Revolving Credit Facility.

(a)            Each Increase Lender hereby agrees to increase its existing Revolving Commitment by the amount set forth opposite such Increase Lender’s name in the table below:

Increase Lender	Amount of Revolving Commitment Provided in Connection with the Increase
Bank of America, N.A.	$65,000,000.00
JPMorgan Chase Bank, N.A.	$65,000,000.00
PNC Bank, National Association	$115,000,000.00
U.S. Bank National Association	$65,000,000.00
ING Bank N.V., Dublin Branch	$40,000,000.00
TD Bank, N.A.	$40,000,000.00
Truist Bank	$40,000,000.00
Associated Bank, N.A.	$20,000,000.00
Total:	$450,000,000.00

(b)            The Revolving Credit Increase Effective Date for the Increase is the Second Amendment Effective Date.

(c)            In connection with the Increase:

(i)            The last sentence of the definition of “Aggregate Revolving Commitment” in Section 1.01 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

The aggregate principal amount of the Aggregate Revolving Commitment in effect on the Second Amendment Effective Date is ONE BILLION FIVE HUNDRED FIFTY MILLION DOLLARS ($1,550,000,000).

(ii)           The last sentence of the definition of “Applicable Percentage” in Section 1.01 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

On the Effective Date, the initial Applicable Percentage of each Lender in respect of each facility is set forth opposite the name of such Lender on Schedule 2.01 (as in effect on the Effective Date), or in the applicable Add-On Term Joinder Agreement, lender joinder agreement or Assignment and Assumption, in each case, pursuant to which such Lender becomes a party hereto, as applicable; and, on the Second Amendment Effective Date, after giving effect to the 2024 Increase, the Applicable Percentage of each Revolving Lender in respect of the Revolving Credit Facility is set forth opposite the name of such Revolving Lender on Schedule 2.01 (as in effect on the Second Amendment Effective Date).

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(iii)          The definition of “Incremental Amount” in Section 1.01 of the Existing Credit Agreement is hereby amended to add a new sentence at the end thereof to read as follows:

As of the Second Amendment Effective Date, after giving effect to the 2024 Increase, the Incremental Amount shall be equal to $100,000,000.

(iv)          Section 1.01 of the Existing Credit Agreement is hereby amended to add the following new defined terms in the appropriate alphabetical order:

“2024 Increase” means the increase to the Revolving Credit Facility in accordance with the terms and conditions of the Second Amendment.

“Second Amendment” means that certain Second Amendment to Third Amended and Restated Credit Agreement and Revolving Credit Facility Increase Agreement, dated as of the Second Amendment Effective Date, among the Company, the Increase Lenders (as defined in the Second Amendment), and the Agent.

“Second Amendment Effective Date” means April 3, 2024.

(v)           Schedule 2.01 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as set forth on Schedule 2.01 attached hereto.

The provisions of this Agreement relating to the Increase, and the amendments to the Existing Credit Agreement reflected in this Section 1(c) to give effect to the Increase, collectively, are referred to herein as the “Increase-Related Amendments”.

2.            Replacement of CDOR. Pursuant to Section 4.08(b), the Company and the Agent desire to amend the Existing Credit Agreement for the purposes of replacing CDOR for Revolving Loans denominated in Canadian Dollars with a Successor Rate in accordance with Section 4.08(b) of the Existing Credit Agreement. In connection therewith:

(a)            Clause (d) of the definition of “Alternative Currency Term Rate” in Section 1.01 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

(d)           denominated in Canadian Dollars, the rate per annum equal to the forward-looking term rate based on CORRA, as administered by Candeal Benchmark Administration Services Inc. or TSX Inc. (or any successor administrator satisfactory to the Agent) and published on the applicable Reuters screen page (or such other commercially available source providing such quotations as may be designated by the Agent from time to time) (in such case, the “Term CORRA Rate”) that is two (2) Business Days prior to the Rate Determination Date with a term equivalent to such Interest Period, plus the Term CORRA Adjustment for such Interest Period; and

(b)            The reference to “the definition of “CDOR,”” in the definition of “Conforming Changes” in Section 1.01 of the Existing Credit Agreement is hereby amended to read “the definition of “CORRA”, the definition of “Term CORRA Rate”,”.

(c)            The reference to “CDOR” in the definition of “Interest Period” in Section 1.01 of the Existing Credit Agreement is hereby amended to read “the Term CORRA Rate”.

(d)            The reference to “CDOR” in the definition of “Relevant Rate” in Section 1.01 of the Existing Credit Agreement is hereby amended to read “the Term CORRA Rate”.

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(e)            Section 1.01 of the Existing Credit Agreement is hereby amended to add the following new defined terms in the appropriate alphabetical order:

“CORRA” means the Canadian Overnight Repo Rate Average administered and published by the Bank of Canada (or any successor administrator).

“Term CORRA Adjustment” means (a) 0.29547% (29.547 basis points) for an Interest Period of one-month’s duration, and (b) 0.32138% (32.138 basis points) for an Interest Period of three-months’ duration.

“Term CORRA Rate” has the meaning specified in the definition of “Alternative Currency Term Rate”.

(f)            Section 1.01 of the Existing Credit Agreement is hereby amended to delete the definition of “CDOR”.

The provisions of this Agreement relating to the replacement of CDOR with a Successor Rate, and the amendments to the Existing Credit Agreement reflected in this Section 2 to give effect to the replacement of CDOR with a Successor Rate, collectively, are referred to herein as the “CDOR Replacement-Related Amendments”.

3.            Term SOFR Conforming Change. In reliance on clause (T) of the final proviso set forth in Section 11.01 of the Existing Credit Agreement, the definition of “U.S. Government Securities Business Day” set forth in Section 1.01 of the Existing Credit Agreement is hereby amended and restated in its entirety to read as follows:

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday, or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

The provisions of this Agreement relating to the Term SOFR Conforming Change set forth in this Section 3, and the amendment to the Existing Credit Agreement reflected in this Section 3 to implement such Term SOFR Conforming Change, collectively, are referred to herein as the “Term SOFR Conforming Change-Related Amendments”.

4.            Conditions Precedent.

(a)            The Increase-Related Amendments shall be effective on the Second Amendment Effective Date upon satisfaction of the following conditions precedent:

(i)            receipt by the Agent of counterparts of this Agreement duly executed by the Company, each Increase Lender, and the Agent;

(ii)           receipt by the Agent of a certificate of the Company dated as of the Second Amendment Effective Date signed by a Responsible Officer of the Company: (A) certifying and attaching the resolutions adopted by the Company approving or consenting to the Increase; and (B) certifying that, immediately before and immediately after giving effect to the Increase, (1) the representations and warranties contained in Article VI of the Amended Credit Agreement are true and correct in all material respects (or, if any such representation and warranty is qualified by reference to materiality or Material Adverse Effect, it shall be true and correct in all respects) on and as of the Second Amendment Effective Date with the same effect as if made on and as of the Second Amendment Effective Date (except to the extent such representations and warranties expressly refer to an earlier date, in which case they shall be true and correct in all material respects (or, if any such representation and warranty is qualified by reference to materiality or Material Adverse Effect, it shall be true and correct in all respects) as of such earlier date, and except that for purposes of this Section 4(a)(ii)(B)(1), the representations and warranties contained in Sections 6.11(a)(i) and 6.11(a)(ii) of the Amended Credit Agreement shall be deemed to refer to the most recent statements furnished pursuant to Sections 7.01(a) and 7.01(b) of the Existing Credit Agreement), and (2) no Default or Event of Default exists;

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(iii)          on or before the Second Amendment Effective Date, the Company shall have prepaid any Revolving Loans that are or would have been outstanding on the Second Amendment Effective Date (and paid any additional amounts required pursuant to Section 4.05 of the Existing Credit Agreement) to the extent necessary to keep the outstanding Revolving Loans as of the Second Amendment Effective Date ratable with any revised Applicable Percentages arising from any non-ratable increase in the Revolving Commitments in connection with the Increase; and

(iv)          the Company shall have paid all accrued and unpaid fees, costs and expenses to the extent then due and payable on the Second Amendment Effective Date, together with Attorney Costs of the Agent to the extent invoiced reasonably in advance of the Second Amendment Effective Date, plus such additional amounts of Attorney Costs as shall constitute the Agent’s reasonable estimate of Attorney Costs incurred or to be incurred by it through the closing proceedings (provided, that, such estimate shall not thereafter preclude final settling of accounts between the Company and the Agent).

(b)            The CDOR Replacement-Related Amendments shall be effective at 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the Agent shall have originally posted this Agreement to all Lenders and the Company unless, prior to such time, Lenders comprising the Required Lenders (for the avoidance of doubt, giving effect to the final sentence of Section 4.08(b) of the Existing Credit Agreement) have delivered to the Agent written notice that such Required Lenders object to the CDOR Replacement-Related Amendments so long as, at such time, the Agent has received counterparts of this Agreement duly executed by the Company and the Agent.

(c)            The Term SOFR Conforming Change-Related Amendments shall be effective on the Second Amendment Effective Date upon execution by the Agent of this Agreement and without any further action or consent of any other party to the Existing Agreement or any other Loan Document, so long as the Agent shall post this Agreement to the Company and the Lenders reasonably promptly after the Term SOFR Conforming Change-Related Amendments become effective.

5.            Miscellaneous.

(a)            The Loan Documents and the obligations of the Company thereunder are hereby ratified and confirmed and shall remain in full force and effect according to their terms. This Agreement is a Loan Document. Except as expressly modified and amended in this Agreement, all of the terms, provisions and conditions of the Loan Documents shall remain unchanged and in full force and effect. The Loan Documents and any and all other documents heretofore, now or hereafter executed and delivered pursuant to the terms of the Existing Credit Agreement are hereby amended so that any reference to the Existing Credit Agreement shall mean a reference to the Amended Credit Agreement.

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(b)            The Company represents and warrants that: (i) the Company has the power and authority and all governmental licenses, authorizations, consents and approvals to execute, deliver and perform its obligations under this Agreement; (ii) the execution, delivery and performance by the Company of this Agreement has been duly authorized by all necessary corporate action, and do not and will not (A) contravene the terms of the Company’s Organization Documents, (B) conflict with or result in any breach or contravention of, or the creation of any Lien under, any document evidencing any material Contractual Obligation to which the Company is a party or any order, injunction, writ or decree of any Governmental Authority to which the Company or its property is subject, or (C) violate any Requirement of Law; (iii) no approval, consent, exemption, authorization, or other action by, or notice to, or filing with, any Governmental Authority or any other Person (except those that have been obtained and remain in effect and disclosure filings that are required to be made with the SEC in connection with the transactions contemplated by this Agreement) is necessary or required to be made or obtained by the Company in connection with the execution, delivery or performance by the Company of this Agreement or for the enforcement against the Company of this Agreement; and (iv) this Agreement constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability.

(c)            This Agreement may be executed in as many counterparts as necessary or convenient, including both paper and electronic counterparts, but all such counterparts are one and the same Agreement. Subject to Section 11.11 of the Existing Credit Agreement, this Agreement may be in the form of an Electronic Record and may be executed using Electronic Signatures (including facsimile and .pdf) and shall be considered an original, and shall have the same legal effect, validity and enforceability as a paper record. For the avoidance of doubt, the authorization under this Section 5(c) may include use or acceptance by the Agent of a manually signed paper Agreement which has been converted into electronic form (such as scanned into .pdf), or an electronically signed Agreement converted into another format, for transmission, delivery and/or retention.

(d)            The illegality or unenforceability of any provision of this Agreement shall not in any way affect or impair the legality or enforceability of the remaining provisions of this Agreement.

(e)            THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE INTERNAL LAW OF THE STATE OF ILLINOIS (WITHOUT REGARD TO CONFLICTS OF LAW PROVISIONS THEREOF); PROVIDED, THAT, THE COMPANY, THE AGENT, THE LENDERS, AND THE ISSUERS SHALL RETAIN ALL RIGHTS ARISING UNDER FEDERAL LAW.

(f)            The terms of Sections 11.14 and 11.15 of the Existing Credit Agreement with respect to submission to jurisdiction, waiver of venue and waiver of jury trial are incorporated herein by reference, mutatis mutandis, and the parties hereto agree to such terms.

[Signature pages follow]

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

COMPANY:	OSHKOSH CORPORATION,
a Wisconsin corporation

	By:	/s/ John S. Verich
	Name:	John S. Verich
	Title:	Senior Vice President Corporate Development and Treasurer

OSHKOSH CORPORATION

SECOND AMENDMENT AND REVOLVING CREDIT FACILITY INCREASE AGREEMENT

AGENT:	bank of america, n.a.,
as the Agent

	By:	/s/ Felicia Brinson
	Name:	Felicia Brinson
	Title:	Assistant Vice President

OSHKOSH CORPORATION

SECOND AMENDMENT AND REVOLVING CREDIT FACILITY INCREASE AGREEMENT

INCREASE LENDERS:	BANK OF AMERICA, N.A.,
as an Increase Lender

	By:	/s/ Thomas L Carroll
	Name:	Thomas L Carroll
	Title:	Vice President

OSHKOSH CORPORATION

SECOND AMENDMENT AND REVOLVING CREDIT FACILITY INCREASE AGREEMENT

JPMORGAN CHASE BANK, N.A.,
as an Increase Lender

By:	/s/ Marlon Mathews
Name:	Marlon Mathews
Title:	Executive Director

OSHKOSH CORPORATION

SECOND AMENDMENT AND REVOLVING CREDIT FACILITY INCREASE AGREEMENT

PNC BANK, NATIONAL ASSOCIATION,
as an Increase Lender

By:	/s/ Donna Benson
Name:	Donna Benson
Title:	Assistant Vice President

OSHKOSH CORPORATION

SECOND AMENDMENT AND REVOLVING CREDIT FACILITY INCREASE AGREEMENT

U.S. BANK NATIONAL ASSOCIATION,
as an Increase Lender

By:	/s/ Mary Ann Hawley
Name:	Mary Ann Hawley
Title:	Vice President

OSHKOSH CORPORATION

SECOND AMENDMENT AND REVOLVING CREDIT FACILITY INCREASE AGREEMENT

ING BANK N.V., DUBLIN BRANCH,
as an Increase Lender

By:	/s/ Cormac Langford
Name:	Cormac Langford
Title:	Managing Director

By:	/s/ Rosemary Healy
Name:	Rosemary Healy
Title:	Director

OSHKOSH CORPORATION

SECOND AMENDMENT AND REVOLVING CREDIT FACILITY INCREASE AGREEMENT

TD BANK, N.A.,
as an Increase Lender

By:	/s/ Bernadette Collins
Name:	Bernadette Collins
Title:	Senior Vice President

OSHKOSH CORPORATION

SECOND AMENDMENT AND REVOLVING CREDIT FACILITY INCREASE AGREEMENT

TRUIST BANK,
as an Increase Lender

By:	/s/ Alexander Harrison
Name:	Alexander Harrison
Title:	Director

OSHKOSH CORPORATION

SECOND AMENDMENT AND REVOLVING CREDIT FACILITY INCREASE AGREEMENT

ASSOCIATED BANK, N.A.,
as an Increase Lender

By:	/s/ Mark J. Fischer
Name:	Mark J. Fischer
Title:	SVP

OSHKOSH CORPORATION

SECOND AMENDMENT AND REVOLVING CREDIT FACILITY INCREASE AGREEMENT

SCHEDULE 2.01

COMMITMENTS AND PERCENTAGES

Lender	Revolving Commitment	Applicable Percentage of Revolving Credit Facility
Bank of America, N.A.	$185,000,000.01	11.935483872%
JPMorgan Chase Bank, N.A.	$185,000,000.00	11.935483871%
PNC Bank, National Association	$185,000,000.00	11.935483871%
U.S. Bank National Association	$185,000,000.00	11.935483871%
Wells Fargo Bank, National Association	$120,000,000.00	7.741935484%
ING Bank N.V., Dublin Branch	$110,000,000.00	7.096774194%
TD Bank, N.A.	$110,000,000.00	7.096774194%
Truist Bank	$110,000,000.00	7.096774194%
Fifth Third Bank, National Association	$70,000,000.00	4.516129032%
HSBC Bank USA, National Association	$70,000,000.00	4.516129032%
Sumitomo Mitsui Banking Corporation	$70,000,000.00	4.516129032%
Associated Bank, N.A.	$63,333,333.33	4.086021505%
BMO Bank, N.A.	$43,333,333.33	2.795698925%
Comerica Bank	$43,333,333.33	2.795698925%
Total	$1,550,000,000.00	100.000000000%